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                                                                     EXHIBIT 5.1


                                LATHAM & WATKINS
                                Attorneys At Law
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                            Telephone (213) 485-1234
                               Fax (213) 891-8763



                                 May 29, 1997



Rental Service Corporation
14505 N. Hayden Road, Suite 322
Scottsdale, Arizona  85260


          Re: Registration Statement on Form S-1 (File No. 333-26753) 5,520,000 Shares of Common Stock, par value $.01 per share
               ----------------------------------------------------------


Ladies and Gentlemen:

          In connection with the registration of 5,520,000 shares of common stock, par value $.01 per share (the "Shares") of Rental Service Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (File No. 333-26753) filed with the Securities and Exchange Commission (the "Commission") on May 9, 1997, as amended by Amendment No. 1 filed May 23, 1997 and Amendment No. 2 filed May 29, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

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LATHAM & WATKINS
Rental Service Corporation
May 29, 1997
Page 2


          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any local agencies within the state.

          Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to you filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters."


                                           Very truly yours,



                                           /s/ Latham & Watkins